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                                  EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cohu, Inc. 1996 Stock Option Plan of our report dated February 8, 1996, with respect to the consolidated financial statements of Cohu, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                ERNST & YOUNG LLP


San Diego, California
November 15, 1996


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